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                                                                    EXHIBIT 5.1


                                 [LETTERHEAD]


                               October 21, 1996


Southpoint Structured Assets, Inc.
50 North Front Street
Memphis, Tennessee  38103

     Re:                   Southpoint Structured Assets, Inc.
                           Registration Statement on Form S-3
                               Registration No. 333-09883
                          ------------------------------------


Ladies and Gentlemen:

     We have acted as counsel to Southpoint Structured Assets, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 (Registration No. 333-09883), as amended to the date hereof (together with the exhibits and any and all amendments thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of Trust Certificates (the "Certificates"). As described in the Registration Statement, the Certificates will be issued in series (and may be issued in classes within any given series), with each series being issued by a trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee to be determined (each, a "Trustee").

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the prospectuses contained therein (each "Base Prospectus" and, together with the accompanying model Prospectus Supplement contained therein and the Registration Statement, the "Prospectus"), the form of Trust Agreement attached as an exhibit thereto, and such corporate records, agreements, documents and other instruments (collectively, the "Documents"), and have made such inquiries of such officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

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     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostactic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. The opinion set forth below is also based on the assumptions that (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act, (ii) the amount, price, interest rate and other principal terms of the Certificates have been duly approved by the Board of Directors (or its authorized designees) of the Company, (iii) the related Trust Agreement has been duly executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement, and (iv) the Certificates have been duly executed by the Company and authenticated by the Trustee in accordance with the Trust Agreement and sold and delivered by the Company against payment therefor.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Certificates will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm's name under the caption "Legal Opinions" in the Prospectus without admitting that we are "experts" within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit.

                                         Very truly yours,

                                         CHAPMAN AND CUTLER

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